Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q3 2012 Results

and Confirms 2013 Guidance

DEERFIELD, Ill. – Nov. 7, 2012 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported third quarter 2012 results.

On Oct. 1, 2012, Mondelēz International, formerly known as Kraft Foods Inc., completed the spin-off of its North American grocery business, Kraft Foods Group, Inc. Beginning in the fourth quarter 2012, Kraft Foods Group’s historical financial results for periods prior to Oct. 1, 2012, will be reflected in the company’s financial statements as a discontinued operation.

Results Under the Kraft Foods Inc. Structure

•	Net revenues declined 2.4% to $12.9 billion; Organic Net Revenues[1] increased 2.1%

•	Operating income declined 2.7%; Adjusted Operating Income[1] increased 6.8%

•	Diluted EPS was $0.36; Operating EPS[1] was $0.64, up 10.3%

On a reported basis, including Kraft Foods Group, net revenues were $12.9 billion, down 2.4 percent, including a 4.5 percentage point headwind from currency. Organic Net Revenues increased 2.1 percent.

Operating income was $1.7 billion, and operating income margin was 12.8 percent. Adjusted Operating Income, which excludes Integration Program2 costs, Restructuring Program3 costs and Spin-Off Costs4, grew 6.8 percent to $1.9 billion. Adjusted Operating Income margin increased 1.3 percentage points to 15.0 percent.

Diluted EPS was $0.36, while Operating EPS was $0.64, up 10.3 percent, or 15.5 percent on a constant currency basis.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
[3]	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
[4]

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. In addition, Spin-Off costs include financing and related costs to redistribute debt and secure investment grade credit ratings for both Mondelēz International and Kraft Foods Group.

Results for Mondelēz International on an

Adjusted Pro Forma Continuing Operations Basis

•	Net revenues declined 5.1% to $8.3 billion; Organic Net Revenues[1] increased 1.5%

•	Operating income increased 2.2%, up 7.5% on a constant currency basis

•	Diluted EPS declined 2.6% to $0.37, up 2.6% on a constant currency basis

•	Company reaffirmed 2013 guidance of Organic Net Revenue growth at the low end of 5%-7% range, and Operating EPS of $1.50 to $1.55 based on average August 2012 foreign currency rates

The following discussion highlights standalone financial results for Mondelēz International on an Adjusted Pro Forma continuing operations basis. This reflects the spin-off and removal of the divested Kraft Foods Group business from all periods presented. It also includes the impacts of the following transactions as if they occurred at the beginning of the periods presented: the transfer of certain North American benefit plan obligations to Kraft Foods Group; and the reduction of debt related to the completion of the spin-off capitalization plans. The Adjusted Pro Forma results exclude Spin-Off Costs, 2012-2014 Restructuring Program costs and Integration Program costs. The company introduced Adjusted Pro Forma results of operations in a Form 8-K filing on October 5, 2012 to facilitate comparisons of past and future operating performance.

“As we expected, our top-line growth this quarter was modest,” said Irene Rosenfeld, Chairman and CEO. “This reflected the lapping of our exceptional performance in the third quarter last year and a lower contribution from pricing. We also had some short-term executional missteps in a few key countries, but these issues should be largely resolved by the end of the year. Growth in our core categories continues to be robust. And we remain confident in our ability to deliver our 2013 and long-term targets.”

Net revenues were $8.3 billion, down 5.1 percent, including a 6.6 percentage point headwind from currency. Organic Net Revenues increased 1.5 percent despite lapping 9.4 percent growth in the prior year third quarter. The increase was driven by 6 percent growth from global and regional Power Brands. Favorable pricing of 2.2 percentage points was partially offset by 0.7 percentage points from lower volume/mix. Through the first nine months of 2012, Organic Net Revenues increased 4.6 percent.

Operating income was $1.1 billion, up 2.2 percent, or 7.5 percent on a constant currency basis, as the effective management of input costs and lower SG&A more than offset the impact of lower volume/mix. Operating income margin rose 0.9 percentage points to 13.1 percent. Year-to-date, operating income grew 4.8 percent, or 9.3 percent on a constant currency basis, while operating income margin increased 0.9 percentage points to 12.7 percent.

1 Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Diluted EPS was $0.37, down 2.6 percent, including a $0.02 negative impact from currency. On a constant currency basis, diluted EPS increased 2.6 percent in the third quarter and 7.8 percent year to date. The increase was driven primarily by operating gains, mostly offset by an increase in taxes due to significant one-time benefits in the prior year.

Mixed Results in Developing Markets

Developing Markets delivered modest organic revenue growth reflecting a difficult comparison to the prior year quarter as well as some executional issues in a few key markets.

Net revenues in the third quarter decreased 6.0 percent, including a negative 7.7 percentage point impact from currency. Organic Net Revenues1 grew 1.7 percent, with higher pricing partially offset by lower volume/mix. The modest rise in Organic Net Revenue reflected difficult comparisons to the 15.5 percent growth generated in the prior year quarter, when many customers increased purchases ahead of announced price increases. The region’s Power Brands grew about 7 percent, led by Cadbury Dairy Milk, Lacta and Milka chocolate, and Oreo and Barni biscuits.

Revenue growth reflected mixed performance across the region. Key markets such as China, India and the Middle East & Africa grew strongly, but this was tempered by weak results in Brazil and Russia due to short-term executional issues. The company has taken actions to address these issues, and expects fourth quarter 2012 Organic Net Revenue in the region to grow high single digits.

Segment operating income decreased 6.3 percent, including a negative 5.3 percentage point impact from currency. Excluding currency, segment operating income was essentially flat as lower volume/mix largely offset the effective management of input costs.

Solid Performance in Europe

Europe delivered solid results in a difficult environment through volume/mix gains and continued benefits from a focus on productivity and overhead reduction.

Net revenues in the third quarter decreased 8.1 percent, including a negative 8.8 percentage point impact from currency. Organic Net Revenues increased 0.7 percent, driven by solid volume/mix growth, particularly in chocolate and coffee. The volume/mix gains in the quarter were consistent with the performance in the first half of the year. These gains were partially offset by lower pricing, primarily in coffee. The region’s Power Brands grew 2 percent, led by Milka and Cadbury Dairy Milk chocolate, Oreo and belVita biscuits, the chocobakery platform and Tassimo beverages.

1 Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Segment operating income decreased 0.8 percent, including an unfavorable 8.2 percentage point impact from currency. Excluding currency, Europe’s segment operating income grew mid-to-high single digits, and includes the favorable impact of a one-time item.

Strong Biscuit Growth Drove Gains in North America

Strong U.S. biscuit performance drove solid top- and bottom-line growth in North America.

Net revenues in the third quarter increased 1.9 percent. Organic Net Revenues1 grew 2.2 percent, driven by higher pricing, partially offset by lower volume/mix due to product pruning in Canada. Biscuits in the U.S. increased mid-single-digits, reflecting the benefits of a more focused direct store delivery sales force. Gum and candy was flat as double-digit growth in candy and the launch of Stride ID offset weakness in other gum brands. The region’s Power Brands grew 9 percent, led by Honey Maid, Ritz, Triscuit and Oreo biscuits and Halls candy.

Segment operating income increased 14.5 percent reflecting strong gains from pricing and productivity that more than offset a significant increase in advertising and consumer promotions support behind Power Brands.

Outlook

“We remain confident in the 2013 guidance that we outlined in September,” said David Brearton, Executive Vice President and CFO. “As a result, we are reaffirming our 2013 Organic Net Revenue growth outlook to be at the low end of our long-term growth target of 5 to 7 percent, and Operating EPS1 to be $1.50 to $1.55, based on average August 2012 foreign currency rates. Using average foreign currency rates for October 2012, the company’s 2013 Operating EPS guidance would be approximately 5 cents higher.”

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. EST today. Access to a live audio webcast with accompanying slides is available at www.mondelezinternational.com, and a replay of the event will also be available on the company’s web site.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a world leader in chocolate, biscuits, gum, candy, coffee and powdered beverages. The company comprises the global snacking and food brands of the former Kraft Foods Inc. following the spin-off of its North American grocery

1 Please see discussion of Non-GAAP Financial Measures at the end of this press release.

operations in October 2012. Mondelēz International’s portfolio includes several billion-dollar brands such as Cadbury and Milka chocolate, Jacobs coffee, LU, Nabisco and Oreo biscuits, Tang powdered beverages and Trident gum. Mondelēz International has annual revenue of approximately $36 billion and operations in more than 80 countries. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as “reaffirms,” “expect,” “should,” “confident,” “anticipate” and similar expressions are intended to identify our forward-looking statements, including but not limited to, statements about: 2013 guidance; timing of the resolution of executional missteps; 2013 and long-term targets; Developing Markets 2012 Organic Net Revenue; and our Outlook, in particular, 2013 Organic Net Revenue growth and Operating EPS. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, continued volatility of and increase in input costs, pricing actions, increased competition, continued economic weakness and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is Organic Net Revenues, which excludes the impacts of divestitures, currency and accounting calendar changes. The company uses Organic Net Revenues and corresponding metrics as non-GAAP financial measures. Management believes Organic Net Revenues better reflects the underlying growth from the ongoing activities of our business and provides improved comparability of results.

The company uses Adjusted Operating Income and Adjusted Segment Operating Income (formerly known as “Underlying Operating Income” and “Underlying Segment Operating Income,” respectively), which is defined as operating income (or segment operating income) excluding costs related to: the Integration Program; the Restructuring Program; and Spin-Off Costs, including transaction fees and other costs associated with the Spin-Off of the North

American grocery business. The company uses Adjusted Operating Income, Adjusted Segment Operating Income and corresponding metrics as non-GAAP financial measures. Management believes Adjusted Operating Income and Adjusted Segment Operating Income provide improved comparability of operating results.

The company uses Operating EPS, which is defined as diluted EPS attributable to Mondelēz International excluding costs related to: the Integration Program; the Restructuring Program; and Spin-Off Costs. The company uses Operating EPS and corresponding metrics as non-GAAP financial measures. Management believes Operating EPS provides improved comparability of operating results.

The company uses Adjusted Pro Forma Results from Continuing Operations (also, “Adjusted Pro Forma” or “Adjusted Pro Forma Continuing Operations”), which is defined as including the following adjustments from the beginning of all periods presented:

•	removal of Kraft Foods Group results of operations (“Kraft Foods Group Operation”) which was divested on October 1, 2012;

•	removal of Integration Program costs;

•	removal of 2012-2014 Restructuring Program costs;

•	removal of Spin-Off Costs, including transaction fees and other costs associated with the Spin-Off of Kraft Foods Group;

•	adjustment to reduce benefit plan expense in connection with the transfer of certain employee benefit plan obligations to Kraft Foods Group in the Spin-Off transaction;

•

adjustment to reflect the finalization of the Spin-Off capitalization plan at Mondelēz International and the assumed pay down of approximately $6 billion of our debt and the related estimated reduction in our interest expense as a result of cash received from Kraft Foods Group.

The company uses Adjusted Pro Forma Continuing Operations and corresponding metrics as non-GAAP financial measures to present operating results on a standalone company basis. Management believes Adjusted Pro Forma Continuing Operations provides improved comparability of operating results as a standalone company. The adjusted pro forma information is for informational purposes only and is not intended to represent what our results of operations or financial position would have been had the Spin-Off and related transactions and adjustments occurred at an earlier time within the periods presented, nor should it be considered indicative of our future results of operations as a standalone company.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and nine months ended September 30, 2012 and 2011.

Segment Operating Income

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of its U.S. pension plan cost (which is a component of selling, general and administrative expenses), general corporate expenses (which are a component of selling, general and administrative expenses) and amortization of intangibles for all periods presented. The company centrally manages pension plan funding decisions and determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of its U.S. pension plan expense to segment operating income. The company excludes the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of its segment operating results. Once realized, the company records the gains and losses on hedging activities within segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

# # #

Schedule 1

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Condensed Consolidated Statements of Earnings

For the Three Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change Fav /(Unfav)
Net revenues	$12,909	$13,226	(2.4)%

Cost of sales	8,191	8,611	4.9%

Gross profit	4,718	4,615	2.2%
Gross profit margin	36.5%	34.9%

Selling, general and administrative expenses	2,955	2,866	(3.1)%

Asset impairment and exit costs	57	(7)	(100.0+ )%

Amortization of intangibles	54	58	6.9%

Operating income	1,652	1,698	(2.7)%
Operating income margin	12.8%	12.8%

Interest and other expense, net	864	425	(100.0+ )%

Earnings before income taxes	788	1,273	(38.1)%

Provision for income taxes	129	346	62.7%
Effective tax rate	16.4%	27.2%

Net earnings	$659	$927	(28.9)%

Noncontrolling interest	7	5	(40.0)%

Net earnings attributable to Mondelēz International	$652	$922	(29.3)%

Per share data:
Basic earnings per share attributable to Mondelēz International	$0.37	$0.52	(28.8)%

Diluted earnings per share attributable to Mondelēz International	$0.36	$0.52	(30.8)%

Average shares outstanding:
Basic	1,779	1,770	(0.5)%
Diluted	1,789	1,777	(0.7)%

Schedule 2

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended September 30,

($ in millions) (Unaudited)

				% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol /Mix		Price
2012
U.S. Beverages	$682	$—	$682	0.1%	0.1%	0.7	pp	(0.6)	pp
U.S. Cheese	917	—	917	1.7%	1.7%	6.0		(4.3)
U.S. Convenient Meals	891	—	891	3.2%	3.2%	0.8		2.4
U.S. Grocery	898	—	898	7.4%	7.4%	3.8		3.6
U.S. Snacks	1,621	—	1,621	2.7%	2.7%	(0.7)		3.4
Canada & N.A. Foodservice	1,286	15	1,301	1.1%	2.3%	2.9		(0.6)

Mondelēz North America	$6,295	$15	$6,310	2.6%	2.9%	2.0		0.9

Mondelēz Europe	2,849	273	3,122	(8.1)%	0.7%	1.4		(0.7)
Mondelēz Developing Markets	3,765	301	4,066	(5.7)%	1.8%	(2.5)		4.3

Mondelēz International	$12,909	$589	$13,498	(2.4)%	2.1%	0.6	pp	1.5	pp

2011
U.S. Beverages	$681	$—	$681
U.S. Cheese	902	—	902
U.S. Convenient Meals	863	—	863
U.S. Grocery	836	—	836
U.S. Snacks	1,579	—	1,579
Canada & N.A. Foodservice	1,272	—	1,272

Mondelēz North America	$6,133	$—	$6,133

Mondelēz Europe	3,099	—	3,099
Mondelēz Developing Markets	3,994	—	3,994

Mondelēz International	$13,226	$—	$13,226

Schedule 3

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Operating Income by Reportable Segments

For the Three Months Ended September 30,

($ in millions) (Unaudited)

		2011 Impacts		2012 Impacts
	2011 Operating Income - As Reported (GAAP)	Integration Program costs (1)	Asset Impairment & Exit costs (2)	Integration Program costs (1)	Impact of Currency	Spin-Off Costs (3)	2012-2014 Restructuring Program costs (4)	Operations (2)	2012 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$101	$—	$(1)	$—	$—	$—	$(24)	$—	$76	(24.8)%
U.S. Cheese	145	—	—	—	—	—	(11)	25	159	9.7%
U.S. Convenient Meals	105	—	—	—	—	—	(6)	17	116	10.5%
U.S. Grocery	292	—	—	—	—	—	(7)	(1)	284	(2.7)%
U.S. Snacks	221	14	(1)	(3)	—	—	(17)	27	241	9.0%
Canada & N.A. Foodservice	171	5	—	—	(1)	—	(2)	18	191	11.7%

Mondelēz North America	$1,035	$19	$(3)	$(3)	$(1)	$—	$(67)	$87	$1,067	3.1%

Mondelēz Europe	334	56	(3)	28	(32)	—	—	32	415	24.3%
Mondelēz Developing Markets	582	31	(1)	(11)	(32)	(25)	(2)	(3)	539	(7.4)%
Unrealized G/(L) on Hedging Activities	(4)	—	—	—	—	—	—	58	54
HQ Pension	(57)	—	—	—	—	—	—	(33)	(90)
General Corporate Expenses	(134)	6	—	—	1	(201)	—	49	(279)
Amortization of Intangibles	(58)	—	—	—	1	—	—	3	(54)

Mondelēz International	$1,698	$112	$(7)	$14	$(63)	$(226)	$(69)	$193	$1,652	(2.7)%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. In Q3 2012, $6 million was recorded in Cost of Sales and $(20) million was recorded in Selling, General and Administrative expenses. In Q3 2011, $38 million was recorded in Cost of Sales and $74 million was recorded in Selling, General and Administrative expenses.

(2)	May not foot due to rounding.
(3)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication.

(4)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 4

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Three Months Ended September 30,

($ in millions) (Unaudited)

	As Reported (GAAP)	Integration Program costs (1)	Spin-Off Costs (2)	2012-2014 Restructuring Program costs (3)	Adjusted (Non-GAAP)
2012
Net Revenues	$12,909	$—	$—	$—	$12,909
Operating Income	$1,652	$(14)	$226	$69	$1,933
Operating Income Margin	12.8%				15.0%

2011
Net Revenues	$13,226	$—	$—	$—	$13,226
Operating Income	$1,698	$112	$—	$—	$1,810
Operating Income Margin	12.8%				13.7%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 5

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Three Months Ended September 30, 2011 (GAAP)	$0.52
Integration Program costs (1)	0.06

Operating EPS for the Three Months Ended September 30, 2011 (Non-GAAP)	0.58

Increases in operations	0.05

Change in unrealized gains/losses on hedging activities	0.02

Accounting calendar changes	—

Unfavorable foreign currency (2)	(0.03)

Lower interest and other expense, net (3)	0.01

Changes in taxes	0.01

Higher shares outstanding	—

Operating EPS for the Three Months Ended September 30, 2012 (Non-GAAP)	0.64	10.3%
Integration Program costs (1)	—
Spin-Off Costs (4)	(0.25)
2012-2014 Restructuring Program costs (5)	(0.03)

Diluted EPS Attributable to Mondelēz International for the Three Months Ended September 30, 2012 (GAAP)	$0.36	(30.8)%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $(14) million, or $(5) million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended September 30, 2012, as compared to $112 million, or $111 million after-tax for the three months ended September 30, 2011.

(2)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(3)	Excludes financing costs/other fees related to our planned Spin-Off.
(4)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off Costs for the three months ended September 30, 2012 were $683 million, or $452 million after-tax and include $457 million of pre-tax financing costs/other fees recorded in interest and other expense, net.

(5)

Restructuring Program costs for the three months ended September 30, 2012 were $69 million, or $43 million after-tax and represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 6

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Reconciliation of GAAP to Non-GAAP Information

Diluted Earnings Per Share

Constant Currency Growth

For the Three Months Ended September 30,

(Unaudited)

								% Growth
	As Reported (GAAP)	Integration Program costs (1)	Spin-Off Cost (2)	2012 - 2014 Restructuring Program costs (3)	Operating (Non-GAAP)	Currency (4)	Operating Constant FX (Non-GAAP)	As Reported EPS Growth (GAAP)	Operating EPS Growth (Non-GAAP)	Operating Constant FX EPS Growth (Non-GAAP)
2012
Diluted EPS attributable to Mondelēz International	$0.36	$—	$0.25	$0.03	$0.64	$0.03	$0.67	(30.8)%	10.3%	15.5%

2011
Diluted EPS attributable to Mondelēz International	$0.52	$0.06	$—	$—	$0.58	$—	$0.58

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
(4)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.

Schedule 7

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Condensed Consolidated Statements of Earnings

For the Nine Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2012	2011	% Change Fav / (Unfav)
Net revenues	$39,288	$39,677	(1.0)%

Cost of sales	25,033	25,555	2.0%

Gross profit	14,255	14,122	0.9%
Gross profit margin	36.3%	35.6%

Selling, general and administrative expenses	8,631	8,807	2.0%

Asset impairment and exit costs	239	(7)	(100.0+ )%

Amortization of intangibles	163	172	5.2%

Operating income	5,222	5,150	1.4%
Operating income margin	13.3%	13.0%

Interest and other expense, net	1,846	1,312	(40.7)%

Earnings before income taxes	3,376	3,838	(12.0)%

Provision for income taxes	864	1,133	23.7%
Effective tax rate	25.6%	29.5%

Net earnings	$2,512	$2,705	(7.1)%

Noncontrolling interest	18	8	(100.0+ )%

Net earnings attributable to Mondelēz International	$2,494	$2,697	(7.5)%

Per share data:
Basic earnings per share attributable to Mondelēz International	$1.40	$1.53	(8.5)%

Diluted earnings per share attributable to Mondelēz International	$1.40	$1.52	(7.9)%

Average shares outstanding:
Basic	1,776	1,763	(0.7)%
Diluted	1,786	1,770	(0.9)%

Schedule 8

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

						% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures (1)	Impact of Accounting Calendar Changes	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol /Mix		Price
2012
U.S. Beverages	$2,168	$—	$—	$—	$2,168	(5.0)%	(1.2)%	(2.2)	pp	1.0	pp
U.S. Cheese	2,749	—	—	—	2,749	3.7%	3.7%	0.0		3.7
U.S. Convenient Meals	2,601	—	—	—	2,601	2.6%	2.6%	0.4		2.2
U.S. Grocery	2,739	—	—	—	2,739	5.2%	5.2%	1.4		3.8
U.S. Snacks	4,716	—	—	—	4,716	2.9%	2.9%	(3.1)		6.0
Canada & N.A. Foodservice	3,725	—	—	60	3,785	(0.3)%	1.4%	(0.6)		2.0

Mondelēz North America	$18,698	$—	$—	$60	$18,758	1.7%	2.5%	(0.9)		3.4
Mondelēz Europe	9,004	—	—	653	9,657	(6.6)%	3.1%	1.6		1.5
Mondelēz Developing Markets	11,586	—	—	760	12,346	(0.5)%	6.8%	1.0		5.8

Mondelēz International	$39,288	$—	$—	$1,473	$40,761	(1.0)%	3.9%	0.2	pp	3.7	pp

2011
U.S. Beverages	$2,281	$(87)	$—	$—	$2,194
U.S. Cheese	2,651	—	—	—	2,651
U.S. Convenient Meals	2,536	—	—	—	2,536
U.S. Grocery	2,603	—	—	—	2,603
U.S. Snacks	4,581	—	—	—	4,581
Canada & N.A. Foodservice	3,735	(4)	—	—	3,731

Mondelēz North America	$18,387	$(91)	$—	$—	$18,296
Mondelēz Europe	9,640	—	(269)	—	9,371
Mondelēz Developing Markets	11,650	—	(92)	—	11,558

Mondelēz International	$39,677	$(91)	$(361)	$—	$39,225

(1)	Impact of divestitures includes for reporting purposes Starbucks CPG business.

Schedule 9

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Operating Income by Reportable Segments

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

		2011 Impacts				2012 Impacts
	2011 Operating Income - As Reported (GAAP)	Integration Program costs (1)	Asset Impairment & Exit costs (6)	Impact of Divestitures (3)	Impact of Accounting Calendar Changes	Integration Program costs (1)	Asset Impairment & Exit costs (2)	Impact of Currency	Spin-off Costs (4)	2012-2014 Restructuring Program costs (5)	Operations (6)	2012 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$400	$—	$(1)	$(13)	$—	$—	$—	$—	$—	$(41)	$(37)	$308	(23.0)%
U.S. Cheese	422	—	—	—	—	—	—	—	—	(56)	116	482	14.2%
U.S. Convenient Meals	309	—	—	—	—	—	—	—	—	(18)	47	338	9.4%
U.S. Grocery	963	—	—	—	—	—	—	—	—	(24)	35	974	1.1%
U.S. Snacks	606	29	(1)	—	—	(5)	—	—	—	(63)	77	643	6.1%
Canada & N.A. Foodservice	510	12	—	(2)	—	1	—	(9)	—	(29)	8	491	(3.7)%

Mondelēz North America	$3,210	$41	$(3)	$(15)	$—	$(4)	$—	$(9)	$—	$(231)	$247	$3,236	0.8%
Mondelēz Europe	1,057	165	(3)	—	(41)	(8)	—	(82)	—	—	107	1,195	13.1%
Mondelēz Developing Markets	1,505	121	(1)	—	(10)	(50)	(21)	(72)	(25)	(7)	168	1,608	6.8%
Unrealized G/(L) on Hedging Activities	(42)	—	—	—	—	—	—	—	—	—	143	101
HQ Pension	(143)	—	—	—	—	—	—	—	—	—	(94)	(237)
General Corporate Expenses	(265)	25	—	—	—	(2)	—	8	(340)	—	56	(518)
Amortization of Intangibles	(172)	—	—	—	—	—	—	8	—	—	1	(163)

Mondelēz International	$5,150	$352	$(7)	$(15)	$(51)	$(64)	$(21)	$(147)	$(365)	$(238)	$628	$5,222	1.4%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. For the nine months ended September 30, 2012, $14 million was recorded in Cost of Sales and $50 million was recorded in Selling, General and Administrative expenses. For the nine months ended September 30, 2011, $60 million was recorded in Cost of Sales and $292 million was recorded in Selling, General and Administrative expenses.

(2)	Includes an asset impairment charge related to a trademark in Japan.
(3)	Impact of divestitures includes for reporting purposes Starbucks CPG business.
(4)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication.

(5)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
(6)	May not foot due to rounding.

Schedule 10

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

	As Reported (GAAP)	Integration Program costs (1)	Spin-off Costs (2)	2012-2014 Restructuring Program costs (3)	Adjusted (Non-GAAP)
2012
Net Revenues	$39,288	$—	$—	$—	$39,288
Operating Income	$5,222	$64	$365	$238	$5,889
Operating Income Margin	13.3%				15.0%

2011
Net Revenues	$39,677	$—	$—	$—	$39,677
Operating Income	$5,150	$352	$—	$—	$5,502
Operating Income Margin	13.0%				13.9%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 11

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Nine Months Ended September 30, 2011 (GAAP)	$1.52
Integration Program costs (1)	0.20

Operating EPS for the Nine Months Ended September 30, 2011 (Non-GAAP)	1.72

Increases in operations	0.17

Change in unrealized gains/losses on hedging activities	0.05

Gain on sale of property	0.02

Accounting calendar changes	(0.02)

Decreased operating income from the Starbucks CPG business cessation (2)	(0.01)

Asset impairment charge	(0.01)

Unfavorable foreign currency (3)	(0.05)

Lower interest and other expense, net (4)	0.03

Changes in taxes	—

Higher shares outstanding	(0.02)

Operating EPS for the Nine Months Ended September 30, 2012 (Non-GAAP)	1.88	9.3%

Integration Program costs (1)	(0.04)

Spin-Off Costs (5)	(0.36)

2012-2014 Restructuring Program costs (6)	(0.08)

Diluted EPS Attributable to Mondelēz International for the Nine Months Ended September 30, 2012 (GAAP)	$1.40	(7.9)%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $64 million, or $68 million after-tax including certain tax costs associated with the integration of Cadbury, for the nine months ended September 30, 2012, as compared to $352 million, or $345 million after-tax for the nine months ended September 30, 2011.

(2)

Effective March 1, 2011 Starbucks unilaterally took control of the sale and distribution of the packaged coffee business in grocery stores and other channels by terminating its agreements with Mondelēz International and in a manner that Mondelēz International believes violates the terms of those agreements.

(3)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(4)	Excludes financing costs/other fees related to our planned Spin-Off.
(5)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business. Spin-Off Costs for the nine months ended September 30, 2012 were $984 million, or $654 million after-tax and include $619 million of pre-tax financing and related costs recorded in interest and other expense, net.

(6)

Restructuring Program costs for the nine months ended September 30, 2012 were $238 million, or $150 million after-tax and represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.

Schedule 12

Mondelēz International, Inc. and Subsidiaries

(Includes the Results of Kraft Foods Group, Inc.)

Reconciliation of GAAP to Non-GAAP Information

Diluted Earnings Per Share

Constant Currency Growth

For the Nine Months Ended September 30,

(Unaudited)

								% Growth
	As Reported (GAAP)	Integration Program costs (1)	Spin-off Costs (2)	2012 - 2014 Restructuring Program costs (3)	Operating (Non-GAAP)	Currency (4)	Operating Constant FX (Non-GAAP)	As Reported EPS Growth (GAAP)	Operating EPS Growth (Non-GAAP)	Operating Constant FX EPS Growth (Non-GAAP)
2012
Diluted EPS attributable to Mondelēz International	$1.40	$0.04	$0.36	$0.08	$1.88	$0.06	$1.94	(7.9)%	9.3%	12.8%

2011
Diluted EPS attributable to Mondelēz International	$1.52	$0.20	$—	$—	$1.72	$—	$1.72

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent non-recurring transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group Business and the Mondelēz International Business.

(3)	Restructuring Program costs represent non-recurring restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing related non-recurring costs.
(4)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.

Schedule 13

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Consolidated Statement of Earnings

($ in millions) (Unaudited)

	Three Months Ended September 30, 2012
	GAAP	Kraft Foods Group Operation	Integration Program costs	Spin-Off Costs	Restructuring Program costs	Pension	Interest	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Net Revenues	$12,909	$(4,583)	$—	$—	$—	$—	$—	$8,326
COGS	8,191	(2,985)	(6)	—	(1)	(11)	—	5,188

Gross Profit	4,718	(1,598)	6	—	1	11	—	3,138
% NR	36.5%							37.7%
SG&A	2,955	(740)	20	(226)	(4)	(12)	—	1,993
Asset impairment & exit costs	57	(44)	—	—	(13)	—	—	—
Amortization of intangibles	54	—	—	—	—	—	—	54

Operating Income	1,652	(814)	(14)	226	18	23	—	1,091
% NR	12.8%							13.1%
Interest and other expense, net	864	(127)	—	(457)	—	—	(26)	254

Earnings from operations	788	(687)	(14)	683	18	23	26	837
Provision for income taxes	129	(205)	(9)	231	7	9	10	172

Effective tax rate	16.4%							20.5%
Net earnings	659	(482)	(5)	452	11	14	16	665
Noncontrolling interest	7	—	—	—	—	—	—	7

Net earnings attributable to Mondelēz	$652	$(482)	$(5)	$452	$11	$14	$16	$658

Diluted EPS attributable to Mondelēz	$0.36							$0.37
shares	1,789							1,789

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.
(c)	Removal of $14 million net reversal of Integration Program costs and related taxes; these costs directly related to integrating the 2010 Cadbury acquisition and have been removed from the unaudited adjusted pro forma consolidated statements of earnings to provide improved transparency and comparability of our operating results.
(d)	Removal of $683 million of one-time Spin-Off transaction, transition and financing and related costs and related taxes; these costs directly relate to the Spin-Off of KFG and not recur and as such, have been removed from the unaudited adjusted pro forma consolidated statements of earnings.
(e)	Removal of $18 million of restructuring and implementation costs and related taxes; these costs directly relate to optimizing our businesses for future operations (the “2012-2014 Restructuring Program”) and have been removed from the unaudited adjusted pro forma consolidated statement of earnings to provide improved transparency and comparability of our operating results.
(f)	Reduction in our estimated annual benefit plan expense as a result of transferring certain benefit plan obligations to KFG in the Spin-Off. The reduction in benefit plan expense is estimated to be approximately $90 million, which reflects a 2012 estimate based on market conditions and benefit plan assumptions as of January 1, 2012. For the three months ended September 30, 2012, a prorated estimate of $23 million was reflected. The estimates may change significantly as we finalize the amount of net liability transfers and the impacts on our statement of earnings during the fourth quarter of 2012.
(g)	An adjustment to remove $26 million of interest expense and related taxes. This adjustment is based on the assumed reduction of $6 billion of our debt on January 1, 2011 from the utilization of funds received from the $6 billion of notes KFG issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan. Note during the nine months ended September 30, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been repaid on January 1, 2011 to ensure consistency of our assumption and related results.

Schedule 14

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Consolidated Statement of Earnings

($ in millions) (Unaudited)

	Nine Months Ended September 30, 2012
	GAAP	Kraft Foods Group Operation	Integration Program costs	Spin-Off Costs	Restructuring Program costs	Pension	Interest	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Net Revenues	$39,288	$(13,768)	$—	$—	$—	$—	$—	$25,520
COGS	25,033	(9,039)	(14)	—	—	(33)	—	15,947

Gross Profit	14,255	(4,729)	14	—	—	33	—	9,573
% NR	36.3%							37.5%
SG&A	8,631	(2,030)	(50)	(365)	(6)	(35)	—	6,145
Asset impairment & exit costs	239	(155)	—	—	(63)	—	—	21
Amortization of intangibles	163	—	—	—	—	—	—	163

Operating Income	5,222	(2,544)	64	365	69	68	—	3,244
% NR	13.3%							12.7%
Interest and other expense, net	1,846	(278)	—	(619)	—	—	(135)	814

Earnings from operations	3,376	(2,266)	64	984	69	68	135	2,430
Provision for income taxes	864	(760)	(4)	330	25	26	51	532

Effective tax rate	25.6%							21.9%
Net earnings	2,512	(1,506)	68	654	44	42	84	1,898
Noncontrolling interest	18	—	—	—	—	—	—	18

Net earnings attributable to Mondelēz	$2,494	$(1,506)	$68	$654	$44	$42	$84	$1,880

Diluted EPS attributable to Mondelēz	$1.40							$1.05
shares	1,786							1,786

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.
(c)	Removal of $64 million of Integration Program costs and related taxes; these costs directly related to integrating the 2010 Cadbury acquisition and have been removed from the unaudited adjusted pro forma consolidated statements of earnings to provide improved transparency and comparability of our operating results.
(d)	Removal of $984 million of one-time Spin-Off transaction, transition and financing and related costs and related taxes; these costs directly relate to the Spin-Off of KFG and not recur and as such, have been removed from the unaudited adjusted pro forma consolidated statements of earnings.
(e)	Removal of $69 million of restructuring and implementation costs and related taxes; these costs directly relate to optimizing our businesses for future operations (the “2012-2014 Restructuring Program”) and have been removed from the unaudited adjusted pro forma consolidated statement of earnings to provide improved transparency and comparability of our operating results.
(f)	Reduction in our estimated annual benefit plan expense as a result of transferring certain benefit plan obligations to KFG in the Spin-Off. The reduction in benefit plan expense is estimated to be approximately $90 million, which reflects a 2012 estimate based on market conditions and benefit plan assumptions as of January 1, 2012. For the nine months ended September 30, 2012, a prorated estimate of $68 million was reflected. The estimates may change significantly as we finalize the amount of net liability transfers and the impacts on our statement of earnings during the fourth quarter of 2012.
(g)	An adjustment to remove $135 million of interest expense and related taxes. This adjustment is based on the assumed reduction of $6 billion of our debt on January 1, 2011 from the utilization of funds received from the $6 billion of notes KFG issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan. Note during the nine months ended September 30, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been repaid on January 1, 2011 to ensure consistency of our assumption and related results.

Schedule 15

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Consolidated Statement of Earnings

($ in millions) (Unaudited)

	Three Months Ended September 30, 2011
	GAAP	Kraft Foods Group Operation	Integration Program costs	Pension	Interest	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)
Net Revenues	$13,226	$(4,448)	$—	$—	$—	$8,778
COGS	8,611	(3,080)	(38)	(11)	—	5,482

Gross Profit	4,615	(1,368)	38	11	—	3,296
% NR	34.9%					37.5%

SG&A	2,866	(605)	(74)	(12)	—	2,175
Asset impairment & exit costs	(7)	2	—	—	—	(5)
Amortization of intangibles	58	—	—	—	—	58

Operating Income	1,698	(765)	112	23	—	1,068
% NR	12.8%					12.2%

Interest and other expense, net	425	(66)	—	—	(78)	281

Earnings from operations	1,273	(699)	112	23	78	787
Provision for income taxes	346	(280)	1	9	29	105

Effective tax rate	27.2%					13.3%

Net earnings	927	(419)	111	14	49	682
Noncontrolling interest	5	—	—	—	—	5

Net earnings attributable to Mondelēz	$922	$(419)	$111	$14	$49	$677

Diluted EPS attributable to Mondelēz	$0.52					$0.38
shares	1,777					1,777

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.
(c)	Removal of $112 million of Integration Program costs and related taxes; these costs directly related to integrating the 2010 Cadbury acquisition and have been removed from the unaudited adjusted pro forma consolidated statements of earnings to provide improved transparency and comparability of our operating results.
(d)	Reduction in our estimated annual benefit plan expense as a result of transferring certain benefit plan obligations to KFG in the Spin-Off. The reduction in benefit plan expense is estimated to be approximately $90 million, which reflects a 2012 estimate based on market conditions and benefit plan assumptions as of January 1, 2012. For the three months ended September 30, 2012 and September 30, 2011, a prorated estimate of $23 million was reflected. The estimates may change significantly as we finalize the amount of net liability transfers and the impacts on our statement of earnings during the fourth quarter of 2012.
(e)	An adjustment to remove $78 million of interest expense and related taxes. This adjustment is based on the assumed reduction of $6 billion of our debt on January 1, 2011 from the utilization of funds received from the $6 billion of notes KFG issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan.

Schedule 16

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Consolidated Statement of Earnings

($ in millions) (Unaudited)

	Nine Months Ended September 30, 2011
	GAAP	Kraft Foods Group Operation	Integration Program costs	Pension	Interest	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)
Net Revenues	$39,677	$(13,546)	$—	$—	$—	$26,131
COGS	25,555	(9,099)	(60)	(33)	—	16,363

Gross Profit	14,122	(4,447)	60	33	—	9,768
% NR	35.6%					37.4%

SG&A	8,807	(1,974)	(292)	(35)	—	6,506
Asset impairment & exit costs	(7)	2	—	—	—	(5)
Amortization of intangibles	172	—	—	—	—	172

Operating Income	5,150	(2,475)	352	68	—	3,095
% NR	13.0%					11.8%

Interest and other expense, net	1,312	(198)	—	—	(233)	881

Earnings from operations	3,838	(2,277)	352	68	233	2,214
Provision for income taxes	1,133	(850)	7	26	88	404

Effective tax rate	29.5%					18.2%

Net earnings	2,705	(1,427)	345	42	145	1,810
Noncontrolling interest	8	—	—	—	—	8

Net earnings attributable to Mondelēz	$2,697	$(1,427)	$345	$42	$145	$1,802

Diluted EPS attributable to Mondelēz	$1.52					$1.02
shares	1,770					1,770

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.
(c)	Removal of $352 million of Integration Program costs and related taxes; these costs directly related to integrating the 2010 Cadbury acquisition and have been removed from the unaudited adjusted pro forma consolidated statements of earnings to provide improved transparency and comparability of our operating results.
(d)	Reduction in our estimated annual benefit plan expense as a result of transferring certain benefit plan obligations to KFG in the Spin-Off. The reduction in benefit plan expense is estimated to be approximately $90 million, which reflects a 2012 estimate based on market conditions and benefit plan assumptions as of January 1, 2012. For the nine months ended September 30, 2012 and September 30, 2011, a prorated estimate of $68 million was reflected. The estimates may change significantly as we finalize the amount of net liability transfers and the impacts on our statement of earnings during the fourth quarter of 2012.
(e)	An adjustment to remove $233 million of interest expense and related taxes. This adjustment is based on the assumed reduction of $6 billion of our debt on January 1, 2011 from the utilization of funds received from the $6 billion of notes KFG issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan.

Schedule 17

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Operating Income by Segment

($ in millions) (Unaudited)

	Three Months Ended									% Change
	GAAP	Kraft Foods Group Operation	Integration Program costs	Spin- Off Costs	Restructuring Program costs	Pension	Adjusted Pro Forma (Non-GAAP)	Impact of Currency	Adjusted Pro Forma @ Constant FX (Non-GAAP)	GAAP	Adjusted Pro Forma (Non-GAAP)	Adjusted Pro Forma @ Constant FX (Non-GAAP)
September 30, 2012	(a)	(b)	(c)	(d)	(e)	(f)
Segment Operating income:
North America	$1,067	$(804)	$3	$—	$15	$12	$293	$(1)	$292	3.1%	14.5%	14.1%
Europe	415	—	(28)	—	—	—	387	32	419	24.3%	(0.8)%	7.4%
Developing Markets	539	(14)	11	25	2	—	563	32	595	(7.4)%	(6.3)%	(1.0)%
Unrealized gains / (losses) on hedging activities	54	(52)	—	—	—	—	2	—	2	n/m	(87.5)%	(87.5)%
Certain U.S. pension plan costs	(90)	60	—	—	—	11	(19)	—	(19)	57.9%	100.0+ %	100.0+ %
General corporate expenses	(279)	(4)	—	201	1	—	(81)	(5)	(86)	100.0+ %	(36.7)%	(32.8)%
Amortization of intangibles	(54)	—	—	—	—	—	(54)	(1)	(55)	(6.9)%	(6.9)%	(5.2)%

Operating income	1,652	(814)	(14)	226	18	23	1,091	57	1,148	(2.7)%	2.2%	7.5%

Segment Operating income margin:
North America	16.9%						16.6%
Europe	14.6%						13.6%
Developing Markets	14.3%						15.2%
Operating income margin:
Mondelēz International	12.8%						13.1%
September 30, 2011
Segment Operating income:
North America	$1,035	$(810)	$19	$—	$—	$12	$256	$—	$256
Europe	334	—	56	—	—	—	390	—	390
Developing Markets	582	(12)	31	—	—	—	601	—	601
Unrealized gains / (losses) on hedging activities	(4)	20	—	—	—	—	16	—	16
Certain U.S. pension plan costs	(57)	37	—	—	—	11	(9)	—	(9)
General corporate expenses	(134)	—	6	—	—	—	(128)	—	(128)
Amortization of intangibles	(58)	—	—	—	—	—	(58)	—	(58)

Operating income	1,698	(765)	112	—	—	23	1,068	—	1,068

Segment Operating income margin:
North America	16.9%						14.8%
Europe	10.8%						12.6%
Developing Markets	14.6%						15.2%
Operating income margin:
Mondelēz International	12.8%						12.2%

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.
(c)	Remove the net reversal of $14 million of Integration Program costs for the three months ended September 30, 2012 and charges of $112 million of Integration Program costs for the three months ended September 30, 2011; these costs directly related to integrating the 2010 Cadbury acquisition and have been removed from unaudited adjusted pro forma operating income to provide improved transparency and comparability of our operating results.
(d)	Remove one-time Spin-Off transaction and transition costs of $226 million for the three months ended September 30, 2012; these costs directly relate to the Spin-Off of KFG and not recur and as such, have been removed from unaudited adjusted pro forma operating income.
(e)	Remove restructuring and implementation costs of $18 million for the three months ended September 30, 2012; these costs directly relate to optimizing our businesses for future operations (the “2012-2014 Restructuring Program”) and have been removed from unaudited adjusted pro forma operating income to provide improved transparency and comparability of our operating results.
(f)	Reduction in our estimated annual benefit plan expense as a result of transferring certain benefit plan obligations to KFG in the Spin-Off. The reduction in benefit plan expense is estimated to be approximately $90 million, which reflects a 2012 estimate based on market conditions and benefit plan assumptions as of January 1, 2012. For the three months ended September 30, 2012 and September 30, 2011, a prorated estimate of $23 million was reflected. The estimates may change significantly as we finalize the amount of net liability transfers and the impacts on our statement of earnings during the fourth quarter of 2012.

Schedule 18

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Operating Income by Segment

($ in millions) (Unaudited)

	Nine Months Ended									% Change
	GAAP	Kraft Foods Group Operation	Integration Program costs	Spin-Off Costs	Restructuring Program costs	Pension	Adjusted Pro Forma (Non-GAAP)	Impact of Currency	Adjusted Pro Forma @ Constant FX (Non-GAAP)	GAAP	Adjusted Pro Forma (Non-GAAP)	Adjusted Pro Forma @ Constant FX (Non-GAAP)
September 30, 2012	(a)	(b)	(c)	(d)	(e)	(f)
Segment Operating income:
North America	$3,236	$(2,591)	$4	$—	$61	$34	$744	$3	$747	0.8%	5.7%	6.1%
Europe	1,195	—	8	—	—	—	1,203	82	1,285	13.1%	(1.6)%	5.2%
Developing Markets	1,608	(37)	50	25	7	—	1,653	72	1,725	6.8%	4.0%	8.5%
Unrealized gains / (losses) on hedging activities	101	(58)	—	—	—	—	43	—	43	n/m	100.0+ %	100.0+ %
Certain U.S. pension plan costs	(237)	157	—	—	—	34	(46)	—	(46)	65.7%	100.0+ %	100.0+ %
General corporate expenses	(518)	(15)	2	340	1	—	(190)	(11)	(201)	95.5%	(20.2)%	(15.5)%
Amortization of intangibles	(163)	—	—	—	—	—	(163)	(8)	(171)	(5.2)%	(5.2)%	(0.6)%

Operating income	5,222	(2,544)	64	365	69	68	3,244	138	3,382	1.4%	4.8%	9.3%

Segment Operating income margin:
North America	17.3%						14.6%
Europe	13.3%						13.4%
Developing Markets	13.9%						14.5%

Operating income margin:
Mondelēz International	13.3%						12.7%

September 30, 2011
Segment Operating income:
North America	$3,210	$(2,581)	$41	$—	$—	$34	$704	$—	$704
Europe	1,057	—	165	—	—	—	1,222	—	1,222
Developing Markets	1,505	(36)	121	—	—	—	1,590	—	1,590
Unrealized gains / (losses) on hedging activities	(42)	51	—	—	—	—	9	—	9
Certain U.S. pension plan costs	(143)	89	—	—	—	34	(20)	—	(20)
General corporate expenses	(265)	2	25	—	—	—	(238)	—	(238)
Amortization of intangibles	(172)	—	—	—	—	—	(172)	—	(172)

Operating income	5,150	(2,475)	352	—	—	68	3,095	—	3,095

Segment Operating income margin:
North America	17.5%						14.1%
Europe	11.0%						12.7%
Developing Markets	12.9%						13.8%

Operating income margin:
Mondelēz International	13.0%						11.8%

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.
(c)	Remove Integration Program costs of $64 million for the nine months ended September 30, 2012 and $352 million for the nine months ended September 30, 2011; these costs directly related to integrating the 2010 Cadbury acquisition and have been removed from unaudited adjusted pro forma operating income to provide improved transparency and comparability of our operating results.
(d)	Remove one-time Spin-Off transaction and transition costs of $365 million for the nine months ended September 30, 2012; these costs directly relate to the Spin-Off of KFG and not recur and as such, have been removed from unaudited adjusted pro forma operating income.
(e)	Remove restructuring and implementation costs of $69 million for the nine months ended September 30, 2012; these costs directly relate to optimizing our businesses for future operations (the “2012-2014 Restructuring Program”) and have been removed from unaudited adjusted pro forma operating income to provide improved transparency and comparability of our operating results.
(f)	Reduction in our estimated annual benefit plan expense as a result of transferring certain benefit plan obligations to KFG in the Spin-Off. The reduction in benefit plan expense is estimated to be approximately $90 million, which reflects a 2012 estimate based on market conditions and benefit plan assumptions as of January 1, 2012. For the nine months ended September 30, 2012 and September 30, 2011, a prorated estimate of $68 million was reflected. The estimates may change significantly as we finalize the amount of net liability transfers and the impacts on our statement of earnings during the fourth quarter of 2012.

Schedule 19

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Net Revenue by Reportable Segment

($ in millions) (Unaudited)

	Three Months Ended					% Change
	GAAP	Kraft Foods Group Operation	Adjusted Pro Forma (Non-GAAP)	Impact of Currency	Organic (Non-GAAP)	GAAP	Adjusted Pro Forma (Non-GAAP)	Organic (Non-GAAP)
September 30, 2012	(a)	(b)
North America	$6,295	$(4,527)	$1,768	$6	$1,774	2.6%	1.9%	2.2%
Europe	2,849	—	2,849	273	3,122	(8.1)%	(8.1)%	0.7%
Developing Markets	3,765	(56)	3,709	301	4,010	(5.7)%	(6.0)%	1.7%

Mondelēz International	$12,909	$(4,583)	$8,326	$580	$8,906	(2.4)%	(5.1)%	1.5%

September 30, 2011
North America	$6,133	$(4,398)	$1,735	$—	$1,735
Europe	3,099	—	3,099	—	3,099
Developing Markets	3,994	(50)	3,944	—	3,944

Mondelēz International	$13,226	$(4,448)	$8,778	—	$8,778

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.

Schedule 20

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Net Revenue by Reportable Segment

($ in millions) (Unaudited)

	Nine Months Ended						% Change
	GAAP	Kraft Foods Group Operation	Adjusted Pro Forma (Non-GAAP)	Impact of Accounting Calendar Changes	Impact of Currency	Organic (Non-GAAP)	GAAP	Adjusted Pro Forma (Non-GAAP)	Organic (Non-GAAP)
September 30, 2012	(a)	(b)
North America	$18,698	$(13,611)	$5,087	$—	$20	$5,107	1.7%	2.0%	2.4%
Europe	9,004	—	9,004	—	653	9,657	(6.6)%	(6.6)%	3.1%
Developing Markets	11,586	(157)	11,429	—	760	12,189	(0.5)%	(0.7)%	6.8%

Mondelēz International	$39,288	$(13,768)	$25,520	$—	$1,433	$26,953	(1.0)%	(2.3)%	4.6%

September 30, 2011
North America	$18,387	$(13,402)	$4,985	$—	$—	$4,985
Europe	9,640	—	9,640	(269)	—	9,371
Developing Markets	11,650	(144)	11,506	(92)	—	11,414

Mondelēz International	$39,677	$(13,546)	$26,131	$(361)	$—	$25,770

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.

Schedule 21

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Net Revenue by Reportable Segment

($ in millions) (Unaudited)

	Three Months Ended						% Change
	GAAP	Kraft Foods Group Operation	Adjusted Pro Forma (Non-GAAP)	Impact of Divestitures	Impact of Currency	Organic (Non-GAAP)	GAAP	Adjusted Pro Forma (Non-GAAP)	Organic (Non-GAAP)
	(a)	(b)
September 30, 2011
North America	$6,133	$(4,398)	$1,735	$—	$(17)	$1,718	4.4%	5.3%	4.3%
Europe	3,099	—	3,099	—	(291)	2,808	16.1%	16.1%	5.2%
Developing Markets	3,994	(50)	3,944	—	(194)	3,750	20.3%	20.6%	15.5%

Mondelēz International	$13,226	$(4,448)	$8,778	$—	$(502)	$8,276	11.5%	15.7%	9.4%

September 30, 2010
North America	$5,873	$(4,226)	$1,647	$—	$—	$1,647
Europe	2,670	—	2,670	—	—	2,670
Developing Markets	3,320	(49)	3,271	(25)	—	3,246

Mondelēz International	$11,863	$(4,275)	$7,588	$(25)	$—	$7,563

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KGF Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.

Schedule 22

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Diluted EPS Attributable to Mondelēz International

($ in millions) (Unaudited)

	Three Months Ended										% Change
	GAAP	Kraft Foods Group Operation	Integration Program costs	Spin-Off Costs	Restructuring Program costs	Pension	Interest	Adjusted Pro Forma (Non-GAAP)	Currency	Adjusted Pro Forma @ Constant FX (Non-GAAP)	GAAP	Adjusted Pro Forma (Non-GAAP)	Adjusted Pro Forma @ Constant FX (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
September 30, 2012
Net Earnings attributable to Mondelēz	$652	$(482)	$(5)	$452	$11	$14	$16	$658	$44	$702
shares (in millions)	1,789							1,789		1,789
Diluted EPS attributable to Mondelēz	$0.36							$0.37	$0.02	$0.39	(30.6)%	(2.6)%	2.6%

September 30, 2011
Net Earnings attributable to Mondelēz	$922	$(418)	$111	$—	$—	$14	$49	$678	$—	$678
shares (in millions)	1,777							1,777		1,777
Diluted EPS attributable to Mondelēz	$0.52							$0.38	$—	$0.38

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.
(c)	Removal of Integration Program costs, net of taxes.
(d)	Removal of $452 million of one-time Spin-Off transaction, transition and financing and related costs, net of taxes for the three months ended September 30, 2012; these costs directly relate to the Spin-Off of KFG and will not recur.
(e)	Removal of $11 million of restructuring and implementation costs, net of taxes, for the three months ended September 30, 2012; these costs directly relate to optimizing our businesses for future operations (the “2012-2014 Restructuring Program”) and have been removed to provide improved transparency and comparability of our operating results.
(f)	Reduction in our estimated annual benefit plan expense as a result of transferring certain benefit plan obligations to KFG in the Spin-Off. The reduction in benefit plan expense is estimated to be approximately $90 million pre-tax, which reflects a 2012 estimate based on market conditions and benefit plan assumptions as of January 1, 2012. For the three months ended September 30, 2012 and 2011, a prorated estimate of $14 million net of taxes was reflected. The estimates may change significantly as we finalize the amount of net liability transfers and the impacts on our statement of earnings during the fourth quarter of 2012.
(g)	An adjustment to remove $16 million and $49 million of interest expense net of taxes for the three months ended September 30, 2012 and 2011, respectively. This adjustment is based on the assumed reduction of $6 billion of our debt on January 1, 2011 from the utilization of funds received from the $6 billion of notes KFG issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan. Note during the three months ended September 30, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been repaid on January 1, 2011 to ensure consistency of our assumption and related results.

Schedule 23

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Adjusted Pro Forma Diluted EPS Attributable to Mondelēz International

($ in millions) (Unaudited)

	Nine Months Ended										% Change
	GAAP	Kraft Foods Group Operation	Integration Program costs	Spin-Off Costs	Restructuring Program costs	Pension	Interest	Adjusted Pro Forma (Non-GAAP)	Currency	Adjusted Pro Forma @ Constant FX (Non-GAAP)	GAAP	Adjusted Pro Forma (Non-GAAP)	Adjusted Pro Forma @ Constant FX (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
September 30, 2012
Net Earnings attributable to Mondelēz	$2,494	$(1,506)	$68	$654	$43	$42	$84	$1,879	$84	$1,965
shares (in millions)	1,786							1,786		1,786
Diluted EPS attributable to Mondelēz	$1.40							$1.05	$0.05	$1.10	(7.9)%	2.9%	7.8%

September 30, 2011
Net Earnings attributable to Mondelēz	$2,697	$(1,425)	$345	$—	$—	$42	$145	$1,804	$—	$1,804
shares (in millions)	1,770							1,770		1,770
Diluted EPS attributable to Mondelēz	$1.52							$1.02	$—	$1.02

Refer to the Non-GAAP Financial Measures section of this document for additional information regarding Adjusted Pro Forma financial results.

(a)	Represents GAAP results for the period.
(b)	Adjustment to eliminate the financial results of Kraft Foods Group, Inc. (“KFG”) from operations. The KFG Operation will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2012, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation. Historical results were derived from KFG’s unaudited interim combined financial statements included in the KFG Form 10 and were adjusted as follows: (i) to exclude certain corporate and business unit costs that were allocated to KFG as well as dis-synergies which we expect to continue at Mondelēz International after the Spin-Off; (ii) to reduce interest expense to remove the interest expense related to the $4 billion of debt migrated to KFG in July 2012 as if it was migrated effective January 1, 2011; (iii) to exclude royalty income historically reported by KFG that we will not pay following the Distribution Date and to exclude intercompany sales from KFG to Mondelēz International in order to properly reflect net revenues from continuing operations.
(c)	Removal of Integration Program costs, net of taxes.
(d)	Removal of $654 million of one-time Spin-Off transaction, transition and financing and related costs, net of taxes for the nine months ended September 30, 2012; these costs directly relate to the Spin-Off of KFG and will not recur.
(e)	Removal of $43 million of restructuring and implementation costs, net of taxes, for the nine months ended September 30, 2012; these costs directly relate to optimizing our businesses for future operations (the “2012-2014 Restructuring Program”) and have been removed to provide improved transparency and comparability of our operating results.
(f)	Reduction in our estimated annual benefit plan expense as a result of transferring certain benefit plan obligations to KFG in the Spin-Off. The reduction in benefit plan expense is estimated to be approximately $90 million pre-tax, which reflects a 2012 estimate based on market conditions and benefit plan assumptions as of January 1, 2012. For the nine months ended September 30, 2012 and 2011, a prorated estimate of $42 million net of taxes was reflected. The estimates may change significantly as we finalize the amount of net liability transfers and the impacts on our statement of earnings during the fourth quarter of 2012.
(g)	An adjustment to remove $84 million and $145 million of interest expense net of taxes for the nine months ended September 30, 2012 and 2011, respectively. This adjustment is based on the assumed reduction of $6 billion of our debt on January 1, 2011 from the utilization of funds received from the $6 billion of notes KFG issued directly and cash proceeds distributed to us in June 2012 in connection with our Spin-Off capitalization plan. Note during the nine months ended September 30, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been repaid on January 1, 2011 to ensure consistency of our assumption and related results.